UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  Schedule 14A

                    Proxy Statement pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential for use of the Commission
[X] Definitive Proxy Statement           only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) of ss.240.14a-12

                           ONSCREEN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
                                 Not applicable

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount in which the filing fee is calculated and state how it was determined).

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

                           ONSCREEN TECHNOLOGIES, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                To be held Thursday June 29, 2006, 9:00 a.m., PDT
                             The Hotel Vintage Plaza
                            Tuscany A Room, 2nd Floor
                                 422 SW Broadway
                               Portland, OR 97205

To: The Shareholders of OnScreen Technologies, Inc.

We will hold a Special Meeting of Shareholders (the "Special Meeting") of OnScreen Technologies, Inc. on Thursday June 29, 2006, 9:00 a.m., PDT at The Hotel Vintage Plaza, Tuscany A Room, 2nd Floor, 422 SW Broadway, Portland, OR 97205 for the purpose of amending the Article of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of Common Shares from 150,000,000 to 200,000,000.

This item of business is more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on May 4, 2006 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Special Meeting. For a period of at least ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be open to examination by any shareholder during ordinary business hours at the offices of the Company, 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209.

All shareholders are cordially invited to attend the Special Meeting. However, to assure your representation at the Special Meeting, we ask that as promptly as possible you mark, sign, date, and return the enclosed proxy card in the postage prepaid envelope enclosed for that purpose. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE IN YOUR PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A PROXY BEARING A LATER DATE FOR THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING.

                                    By Order of the Board of Directors

                                      /s/ Charles R. Baker
                                    -------------------------
                                    Charles R. Baker,
                                    Chairman of the Board and
                                    Chief Executive Officer

Portland, Oregon
May 19, 2006

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY INTENDING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

                           ONSCREEN TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OnScreen Technologies, Inc. (the "Company") for use at the Special Meeting of Stockholders to be held on Thursday June 29, 2006, 9:00 a.m., PDT at The Hotel Vintage Plaza, Tuscany A Room, 2nd Floor, 422 SW Broadway, Portland, OR 97205 or at any postponements or adjournments thereof. Your vote at the Special Meeting is important to us. Please vote your shares of OnScreen Technologies, Inc. stock by completing the enclosed proxy card and returning it in the enclosed envelope. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to stockholders is May 19, 2006.

                  GENERAL INFORMATION ABOUT THE SPECIAL MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?
At our Special Meeting, stockholders will act upon the matter outlined in the notice of meeting on the cover page of this Proxy Statement, amending the Article of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of common shares from 150,000,000 to 200,000,000.

WHO IS ENTITLED TO VOTE?
Only stockholders of record at the close of business on May 4, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Special Meeting, or any postponements or adjournments of the meeting. Each outstanding share of Common Stock owned by you on the record date entitles you to one vote on the matter considered at the Special Meeting. The enclosed proxy card shows the number of shares owned by you as of the record date.

WHO MAY ATTEND THE SPECIAL MEETING?
All stockholders of record as of the record date, or their duly appointed proxies, may attend the meeting.

WHAT CONSTITUTES A QUORUM?
The presence at the Special Meeting, in person or by proxy, of the holders of one third of the aggregate voting power of the Common and Preferred Stock outstanding on the record date will constitute a quorum. Each share of Common Stock and each share of Series A Convertible Preferred Stock is entitled to one vote and each share of Series B Convertible Preferred Stock is entitled to 1,000 votes. As of the close of business on May April 30, 2006, 111,823,219 shares of Common Stock and 1,986,713 shares of Series A Convertible Preferred Stock and 500 shares of Series B Convertible Preferred Stock were outstanding and entitled to vote at the Special Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of stock are based on such numbers of shares outstanding. Shares entitled to vote are referred to hereafter as "Voting Shares".

HOW DO I VOTE?
If you complete and properly sign the accompanying proxy card and return it, your shares of Stock will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
Yes, even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by providing William F. Clough, Esq., our Corporate Secretary, either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendation is to vote in favor of the amendment to the Articles of Incorporation to increase the number of authorized shares from 150,000,000 to 200,000,000.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT?
The affirmative vote of a plurality of the votes cast at the Special Meeting is required for amending the Article of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of common shares from 150,000,000 to 200,000,000. A properly executed proxy marked "Abstain" will not be voted with respect to the proposed amendment, although it will be counted for purposes of determining whether there is a quorum. Voting Shares represented by properly executed proxies for which no instruction is given will be voted "FOR" amending the Article of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of common shares from 150,000,000 to 200,000,000. An abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT IF OTHER MATTERS COME UP AT THE SPECIAL MEETING?
Aside from the amending the Article of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of common shares from 150,000,000 to 200,000,000, the Board of Directors knows of no other maters to be presented at the Special Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, the shares represented by the proxy holders will be voted in the discretion of the proxy holders.

PROPOSALS BY SHAREHOLDERS
We are not aware of any matters to be voted on at the Special Meeting except the proposed amendment to the Articled of Incorporation listed on the accompanying notice of Special Meeting of shareholders. The accompanying proxy gives discretionary authority to the persons named to vote the shares in their best judgment if any other matters are properly brought before the Special Meeting.

WHAT IF THE SPECIAL MEETING IS POSTPONED?
If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

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

WHO PAYS FOR THIS PROXY SOLICITATION?
We do. The proxies being solicited in connection with this Proxy Statement are being solicited by the Board of Directors and the costs will be borne by the Company. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Voting Shares as of the date of this filing by: (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding Voting Shares, (ii) each of our directors and executives and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the Voting Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of filing this document have been included in the table.

                                                     BENEFICIAL INTEREST TABLE


-------------------------------------------------------------------------------------------------------------------------
                                     Common Stock         Series A Convertible     Series B Convertible
                                                            Preferred Stock           Preferred Stock
-------------------------------------------------------------------------------------------------------------------------
                                             Percent                   Percent                 Percent      Percent of
Name and Address of                          of Class                 of Class                of Class      all Voting
Beneficial Owner (1)             Number        (2)        Number         (3)          Number     (4)      Securities (5)
-------------------------------------------------------------------------------------------------------------------------
Brad Hallock (6)               8,073,490      7.21%             -           -             -        -          7.05%
John Thatch (7)                2,531,814      2.26%       211,221       10.63%            -        -          2.40%
William Clough (8)             1,583,154      1.41%             -           -             -        -          1.38%
Russell Wall (9)               1,691,493      1.50%             -           -             -        -          1.47%
Mark Chandler (10)             1,366,667      1.21%       903,726       45.49%          500    100.00%        2.41%
Charles Baker (11)             2,100,000      1.84%             -           -             -        -          1.80%
John Rouse (12)                6.153,170      5.50%                                                           5.38%
Walter Miles (13)             10.000.000      8.94%                                                           8.75%
Stephen Hallock (14)           8.224.627      7.22%                                                           7.49%
Kjell H. Qvale (15)            7,500,000      6.71%                                                           6.56%
Maryatha Miller                        -         -        210,000       10.57%            -        -            *
Richard S. Kearney                     -         -        150,000        7.55%            -        -            *
Officers, Directors,
   executives as group        23,499,788     20.32%     1,114,947       56.12%          500    100.00%       21.26%
* Less than 1 percent

(1) Except as otherwise indicated, the address of each beneficial owner is c/o OnScreen Technologies, Inc., 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209.
(2) Calculated on the basis of 70,623,219 shares of common stock issued and outstanding at March 31, 2006 and 41,200,000 shares of common stock issuable at March 31, 2006 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of Series A Preferred Stock.
(3) Calculated on the basis of 1,986,718 shares of Series A Preferred Stock issued and outstanding at March 31, 2006.
(4) Calculated on the basis of 500 shares of Series B Preferred Stock issued and outstanding at March 31, 2006.
(5) Calculated on the basis of an aggregate of 111,823,219 shares of common stock with one vote per share, 1,986,718 shares of Series A Preferred Stock with one vote per share, and 500 shares of Series B Preferred Stock with 1,000 votes issued / issuable and outstanding at March 31, 2006, except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants.
(6) Mr. Brad Hallock's common stock shares include 7,799,990 shares owned by Hallock Trust dtd 6/25/99 and include 200,000 shares he has the right to purchase pursuant to a warrant.
(7)   All shares are owned by Thatch Family Trust.
(8) Mr. Clough's common shares include 100,000 shares he has the right to purchase pursuant to a warrant.
(9) Mr. Wall's common stock shares include 700,000 shares he has the right to purchase pursuant to a warrant. Mr. Wall's common stock shares include 781,493 shares owned by his IRA account.
(10) Mr. Chandler's common stock shares include 700,000 shares he has the right to acquire pursuant to a warrant. Mr. Chandler's Series A Preferred shares include 250,000 shares owned by his IRA account.
(11) Mr. Baker's common stock shares include 2,100,000 shares he has the right to purchase pursuant to a warrant.
(12) Mr. Rouse's common stock shares include 1,233,334 shares he has the right to purchase pursuant to a warrant. Mr. Rouse's common stock shares include 16,500 shares owned by his IRA account.
(13) Mr. Miles' common stock share position includes direct entitlement and related party management shares. Mr. Miles' common stock shares include 2,000,000 shares he has the right to purchase pursuant to a warrant.
(14) Mr. Stephen Hallock's common stock shares include 5,200,000 shares owned by The Hallock Family Trust dtd 5/02/96 and include 1,350,000 shares he has the right to purchase pursuant to a warrant.
(15) All shares are owned by Kjell H. Qvale Survivors Trust. Mr. Kjell Qvale's common stock shares include 1,500,000 shares he has the right to purchase pursuant to a warrant.

                                    PROPOSAL

                     AMENDMENT OF ARTICLES OF INCORPORATION

Being submitted to the stockholders for approval at the Special Shareholders meeting is a proposal to amend the Articles of Incorporation of OnScreen Technologies, Inc. to increase the authorized number of common shares from 150,000,000 to 200,000,000. These common shares will be $0.001 par value per share with full one vote per share voting privileges. This proposal was approved by the Board of Directors subject to stockholder approval. If the proposed amendment to the Articles of Incorporation is approved by a simple majority of the shareholder votes cast, then the number of common shares that the Company is authorized to issue will be increased from 150,000,000 to 200,000,000.

The Board of Directors recommends approval of this proposal because the additional common shares are intended to be used to raise additional capital that is necessary to finance the final stages of product development.

GENERAL
Our Articles of Incorporation currently provides for 150,000,000 shares of authorized $0.001 par value Common Stock. Our shareholders are not entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares, or any shares, bonds, notes, debentures, or securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares. In May 2006 our Board of Directors adopted a resolution to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 200,000,000, subject to stockholder approval of the proposed amendment. No changes will be made to the number of authorized shares of our preferred stock. If approved by the stockholders of the Company, the amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Colorado which is expected to occur shortly after shareholder approval. The consent of the holders of a majority of the outstanding shares of Capital Stock is required for approval of the proposed amendment.

Paragraph A of Article II of the Company's Articles of Incorporation currently reads as follows (before giving effect to the amendment):

"The aggregate number of shares which the corporation shall have the authority to issue is one hundred sixty million (160,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

      A. COMMON STOCK. The aggregate number of common shares which the corporation shall have the authority to issue is one hundred fifty million (150,000,000), each with $0.001 par value which shares shall be designated as "Common Stock". Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

            (i) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;
            (ii) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.
            (iii) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock."

Pursuant to the amendment, Paragraph A of Article II of the Company's Articles of Incorporation would be deleted and replaced by the following:

"The aggregate number of shares which the corporation shall have the authority to issue is two hundred ten million (210,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

      A. COMMON STOCK. The aggregate number of common shares which the corporation shall have the authority to issue is two hundred million (200,000,000), each with $0.001 par value which shares shall be designated as "Common Stock". Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

            (i) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;
            (ii) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

            (iii) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock."

PURPOSE OF INCREASING THE NUMBER OF AUTHORIZED COMMON SHARES
As of April 30, 2006, we had approximately 111,823,219 outstanding common shares. We are contractually obligated to issue up to approximately 51,777,467 additional shares of common stock underlying currently outstanding options, warrants and other contractual obligations as more fully described below. In order to fulfill our contractual obligation to such holders, we must increase the number of shares of common stock we are authorized to issue. Accordingly, we are seeking shareholder approval to increase the number of authorized common shares from 150,000,000 to 200,000,000. The proposed amendment increasing the authorized number of common shares would make available approximately 36,399,314 common shares for future issuance after taking into account currently outstanding common shares and common shares reserved for outstanding options, warrants and other contractual obligations as more fully described below.

Although there is no current plan to issue the additional authorized common shares for future capitalization, the Company's Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting.

The proposed increase in the number of shares available for issuance under the Certificate of Incorporation is also intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures and strategic partnering or acquisition transactions involving the issuance of our securities.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. An issuance of additional shares of Common Stock could, therefore, have an adverse effect on the potential realizable value of a stockholder's investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Set forth below is a summary of the current outstanding securities, transactions and agreements, which relate to the 51,777,467 shares of common stock we are required to reserve for potential future issuances:

CONVERTIBLE PREFERRED SHARES
As of April 30, 2006, the Company had 1,986,713 shares of Series A Convertible Preferred stock outstanding and 500 shares of Series B Convertible Preferred Stock outstanding. The Series A preferred shares convert into common shares at a ratio of 4 Common Shares for each share of Series A Preferred Stock or, 7,946,852 common shares. The Series B preferred shares convert to common shares at a ratio of 1,000 common shares for each share of Series B preferred, or 500,000 common shares.

CONVERTIBLE PROMISSORY NOTES.
During 2005 and the first quarter of 2006, we privately placed approximately $10,300,000 of 12% convertible promissory notes. The holders of these notes were granted piggyback registration rights for our common shares underlying the conversion feature of the notes. These notes were convertible at $.25 per share. Noteholders who purchased $500,000 or more of these notes received 100,000 additional common shares. All of the notes were converted into 42,000,000 shares of our common stock during the second quarter of 2006. In addition, we issued to such noteholders warrants to acquire 10,300,000 shares of our common stock at an exercise price of $.01 per share. These warrants have a three (3) year term. All of the shares of the common stock issued upon the conversion of the notes and the shares of common stock underlying the common stock purchase warrants are granted piggyback registration rights.

WAYCOOL THERMAL MANAGEMENT TECHNOLOGY
On January 10, 2005 and February 16, 2005, the inventor/owner of the OnScreen(TM) LED technology patent conveyed ownership of the OnScreen(TM), WayCool and WayFast patent to CH Capital, Inc., a related party. CH Capital, Inc. is a private company controlled by Mr. Bradley J. Hallock, currently a shareholder and a director and Mr. William Clough who currently is a shareholder, corporate secretary, corporate counsel and director. WayCool is a chip technology which provides for electronic assembly/system with reduced cost, mass and volume and increased efficiency and power density.

On February 16, 2005, in consideration for the payment of two hundred thousand dollars ($200,000), CH Capital, Inc. conveyed to us the OnScreen(TM) patent rights. This conveyance now vests in us the ownership of the OnScreen(TM) LED technology patent subject to the revenue rights of Fusion Three as described below.

By Letter of Intent dated June 10, 2005, CH Capital agreed to convey to us the patent rights relating to the WayCool technology. Effective March 24, 2006, we purchased from CH Capital, Inc. all right, title and interest in and to the WayCool invention, patent application and Patent Letters to issue therefrom in consideration for a one time payment of eight hundred thousand dollars ($800,000) and agreed to issue CH Capital, Inc. a three year warrant to acquire up to seven million forty thousand four hundred eighty five (7,040,485) shares of our common stock at an exercise price of $0.20 per share. The $800,000 amount represents reimbursement for the time and money CH Capital spent acquiring and developing the WayCool technology. Accordingly, we now own all right, title and interest in the WayCool patent and related technology rights.

Management believes that the potential commercialization opportunity for WayCool is significant. We believe that the terms with CH Capital, Inc. are fair and reasonable for a variety of reasons, including, CH Capital, Inc. provided the upfront funding in connection with the WayCool technology development at a time when we did not have sufficient funds or human or technical resources to evaluate and pursue the commercial viability of the WayCool technology. At the time CH Capital, Inc. acquired rights to WayCool, it was an unproven and invalidated technology. We also believe that the equity component consideration relating to warrants issued to CH Capital, Inc. is fair and reasonable inasmuch as the terms of said warrants will be tied to the terms negotiated on an arms-length basis with outside investors in connection with our fund raising efforts.

FUSION THREE, LLC SETTLEMENT
In August 2002, the Company entered into an agreement with Fusion Three, LLC whereby Fusion Three, LLC paid an annual $50,000 Company license fee in consideration for the Company's conveying to Fusion Three, LLC 5% of the Company's interest in the OnScreen License Agreement. In December 2002 the Company and Fusion Three, LLC entered into an addendum to the August 2002 agreement whereby Fusion Three, LLC paid a $100,000 second year revenue guarantee in consideration for an additional 10% of the Company's interest in the OnScreen License Agreement. On January 14, 2004, the inventor agreed to accept $175,000 in lieu of the $250,000 third year annual revenue guarantee payment.

On February 3, 2004, we reached a Master Settlement and Release Agreement whereby, in consideration for the exchange of mutual releases and Fusion Three, LLC relinquishing any claim to any of the OnScreen(TM) technology, we paid to Fusion Three, LLC $150,000 plus agreed to pay annually declining percentages of revenue derived from the commercialization of the direct view LED video display technology: 5% in 2005 declining to 2% in year 2008 and thereafter. In the event of a change of control of the Company, the percentage of revenue stated above would terminate and a single payment transaction fee would be paid to Fusion Three, LLC ranging from 10% of the OnScreen appraised value up to $100,000,000, 7.5% for the appraised value between $100,000,001 and $200,000,000, 5% of the appraised value between $200,000,001 and $300,000,000, and 4% of the appraised value between $300,000,001 and $400,000,000 and 3% for the appraised value between $400,000,001 and $500,000,000 and 2% for any appraised amounts between $500,000,001 and $600,000,000.

During April 2006 the Company negotiated the terms of a full and final settlement with Fusion Three, LLC whereby Fusion Three, LLC relinquishes all rights and claims to any revenues and fees in consideration for us issuing to Fusion Three, LLC a three year warrant authorizing Fusion Three, LLC to purchase up to five million six hundred thousand (5,600,000) shares of our common stock at a per share price of $0.20. We also agreed to issue Fusion Three, LLC a warrant to purchase up to one million two hundred thousand (1,200,000) shares of our common stock at a per share price of $0.35 for 300,000 shares; $0.50 for 300,000 shares; $0.75 for 300,000 shares and $1.00 for 300,000 shares before November 15, 2007. Regarding all of the common shares underlying the warrants, we are obligated to file a Form SB-2 registration statement with the SEC within no more than one hundred twenty (120) days from the date of the agreement. We anticipate executing this agreement in the near future

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

EMPLOYEES, CONSULTANTS AND ADVISORS
In an effort to attract high caliber qualified employees management committed the Company to issue 17,190,130 underlying common shares relating to warrants and options to employees, consultants and members of the scientific advisory board. These warrants and options have exercise prices ranging from $.01 to $.70 with terms of one (1) to five(5) years. Additionally, the Company dedicated 2,000,000 common shares to the Employee Incentive Plan, which have been registered under cover of Form S-8.

Other than as described above, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

EFFECTIVE TIME OF AMENDMENTS
If approved by holders of a majority of voting shares of our stock, this amendment will become effective on the date we file an amendment to our Articles of Incorporation with the Colorado Secretary of State.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as described above under caption "Purpose of Increasing the Authorized Number of Common Shares - WayCool Thermal Management Technology", no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A CONSENT "FOR" THIS PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

OTHER BUSINESS
Management does not presently know of any matters that may be presented for action at the Special Meeting other than those set forth herein. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

If you do not expect to be personally present at the Special Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

WE WILL PROVIDE, UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE REPORTS ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Proxy Statement to be signed on its behalf by the undersigned thereunto duly authorized.

BY ORDER OF THE BOARD OF DIRECTORS


   /s/ Charles R. Baker                                       May 19, 2006
   ------------------------------
       Charles R. Baker, Chairman




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

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
                                  JUNE 29, 2006

The undersigned, revoking all previous proxies, appoints Charles R. Baker, CEO/President and William J. Clough, Esq., Corporate Secretary, and each of them acting unanimously if more than one is present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of OnScreen Technologies, Inc. (the "Company") to be held on Thursday, June 29, 2006 at 9:00 a.m. PDT at The Hotel Vintage Plaza, Tuscany A Room, 2nd Floor, 422 SW Broadway, Portland, OR 97205 and at any adjournments thereof and to vote all shares of Voting Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

                                    PROPOSAL

Adoption of amendment of the Company's Articles of Incorporation, a form of which is included in the body of the Proxy Statement, to increase the number of authorized Common Shares from one hundred fifty million (150,000,000) to two hundred million (200,000,000).

THE BOARD OF DIRECTORS OF ONSCREEN TECHNOLOGIES, INC. RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE PROPOSAL SET FORTH BELOW.

(INSTRUCTIONS: To Consent, Withhold Consent or Abstain from consenting to the proposal, check the appropriate box.)

[ ] CONSENT                   [ ] WITHHOLD CONSENT               [ ] ABSTAIN

IF NO BOX IS MARKED WITH RESPECT TO ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO THE PROPOSAL


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ____________________________________    DATE __________________, 2006

Signature if held jointly: ____________________

Title of Authority:____________________________

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE SIGNED AND DATED. PLEASE MARK, SIGN, DATE AND RETURN YOUR CONSENT PROMPTLY IN THE ENCLOSED ENVELOPE.

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